Exhibit 99.1

Southern First Reports First Quarter 2026 Results

Greenville, South Carolina, April 21, 2026 – Southern First Bancshares, Inc. (NASDAQ: SFST) (Southern First), today announced its financial results for the three months ended March 31, 2026. Strong loan growth and continued margin expansion drove year-over-year net interest income growth of 29%. Net income was $9.9 million and diluted earnings per share was $1.19, representing a $0.54, or 83%, increase over the first quarter of 2025, and relatively unchanged from the fourth quarter of 2025. Return on average assets was 0.91%, up 39 basis points over the first quarter of last year, and tangible common equity to assets was 8.29%, up 41 basis points from the first quarter of 2025. Net charge-offs were approximately $50 thousand, or 0.01% of average loans, annualized, consistent with linked quarter and year-over-year results. Nonperforming assets were 0.26% of total assets, down from 0.32% for the fourth quarter. Provision for credit losses increased by $650 thousand, and the allowance for credit losses represented 1.10% of loans, consistent with the past several quarters.

“We are excited to report our first quarter 2026 results which include record retail deposit growth of nearly $210 million, representing a 27% annualized growth rate. Our first quarter 2026 net income was $9.9 million and is 88% higher than the same quarter last year. We have tremendous momentum in growing client relationships and raised additional capital in the form of common equity this quarter to support our growth expectations,” stated Art Seaver, Chief Executive Officer.

On April 15, 2026, Southern First announced an underwritten public offering of 1,050,000 shares of common stock and granted the underwriters an option to purchase up to 157,500 additional shares. The offering closed on April 17, 2026, with a total of 1,207,500 shares issued at $54.00 per share for aggregate gross proceeds of approximately $65.2 million before discounts and expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include supporting organic growth initiatives, providing capital to the Company’s bank subsidiary, redeeming or repurchasing outstanding indebtedness, including subordinated debt, and for working capital purposes.

Financial Highlights – First Quarter 2026:

Earnings

●	Diluted earnings per common share was $1.19, up $0.54, or 83%, compared to the first quarter of 2025; and down slightly by $0.01 from the fourth quarter of 2025
●	Net income improved to $9.9 million, a $4.6 million increase, or 88%, compared to the first quarter of 2025
●	Total revenue was $33.8 million, an increase of $7.3 million, or 28%, year-over-year and $2.0 million on a linked quarter basis
●	Net interest income improved by $6.9 million, or 29% year-over-year, driven primarily by new loan volume
●	Net interest margin was 2.88%, a 16 basis point increase from 2.72% for the fourth quarter of 2025, and included a $543 thousand repayment of interest on one large nonaccrual loan
●	Noninterest income was $3.5 million compared to $3.1 million for the first quarter last year; the increase was impacted by a one-time $515 thousand loss on the sale of securities in the fourth quarter of 2025
●	Noninterest expense to average assets was 1.84%, compared to 1.87% for first quarter of 2025
●	Return on average equity was 10.67%, compared to 6.38% for the first quarter of 2025
●	Return on average assets was 0.91%, compared to 0.52% for the first quarter of 2025

Balance Sheet

●	Total loans were $3.9 billion, up $97.1 million, or 10% (annualized), from the fourth quarter of 2025
●	Retail deposits were $3.4 billion, up $207.8 million, or 27% (annualized) from the fourth quarter of 2025
●	Book value per common share was $46.00, an increase of 10% (annualized) from the fourth quarter of 2025
●	Tangible common equity (TCE) ratio was 8.29%, down 8 basis points on a linked quarter basis driven by loan growth, and up from 7.88% for the first quarter of 2025
●	Common equity Tier1 ratio (CET1) was 11.03%, down slightly from the fourth quarter of 2025, and up from 10.75% for the first quarter 2025

Asset Quality

●	Nonperforming assets to total assets were 0.26%, compared to 0.32% for the linked quarter, primarily due to the repayment of a large nonaccrual loan, while accruing loans 30 days or more past due to total loans were 0.20%, compared to 0.14% for the fourth quarter
●	Classified assets were 3.25% as a percentage of total loans compared to 4.28% for the linked quarter end
●	Provision for credit losses was $1.3 million and includes a $1.2 million provision for loan losses and a $150 thousand provision for unfunded commitments driven by new loan growth; Allowance for credit losses to total loans remained at 1.10% for the quarter
●	Net charge-offs were 0.01% as a percentage of average loans on an annualized basis

SELECTED FINANCIAL DATA

	Quarter Ended					Mar 31 2026-
	March 31	December 31	September 30	June 30	March 31	Mar 31 2025
	2026	2025	2025	2025	2025	Change
Income Statement Summary ($ in thousands):
Net interest income	$30,259	28,744	27,529	25,295	23,383	29.4%
Noninterest income	3,540	3,090	3,600	3,334	3,114	13.7%
Total Revenue	33,799	31,834	31,129	28,629	26,497	27.6%
Provision for credit losses	1,300	650	850	700	750	73.3%
Noninterest expense	20,015	18,416	18,946	19,336	18,836	6.3%
Income before income tax expense	12,484	12,768	11,333	8,593	6,911	80.6%
Income tax expense	2,597	2,911	2,671	2,012	1,645	57.9%
Net income available to common shareholders	9,887	9,857	8,662	6,581	5,266	87.8%

Earnings ($ in thousands, except per share data):
Earnings per common share, diluted	1.19	1.20	1.06	0.81	0.65	83.1%
Net interest margin (tax-equivalent)(1)	2.88%	2.72%	2.62%	2.50%	2.41%	0.47
Return on average assets(2)	0.91%	0.90%	0.80%	0.63%	0.52%	0.39
Return on average equity(2)	10.67%	10.77%	9.78%	7.71%	6.38%	4.29
Efficiency ratio(3)	59.22%	57.85%	60.86%	67.54%	71.08%	(11.86)
Noninterest expense to average assets (2)	1.84%	1.68%	1.74%	1.86%	1.87%	(0.03)
Balance Sheet ($ in thousands):
Total loans(4)	$3,942,219	3,845,124	3,789,021	3,746,841	3,683,919	7.0%
Total deposits	3,873,455	3,716,803	3,676,417	3,636,329	3,620,886	7.0%
Retail deposits(5)	3,371,721	3,163,914	3,108,411	3,075,631	3,020,392	11.6%
Total assets	4,578,402	4,403,494	4,358,589	4,308,067	4,284,311	6.9%
Book value per common share	46.00	44.89	43.51	42.23	41.33	11.3%
Loans to deposits	101.78%	103.45%	103.06%	103.04%	101.74%	0.04
Holding Company Capital Ratios(6):
Total risk-based capital ratio	12.83%	12.89%	12.79%	12.63%	12.69%	0.14
Tier 1 risk-based capital ratio	11.40%	11.44%	11.26%	11.11%	11.15%	0.25
Leverage ratio	9.05%	8.93%	8.72%	8.73%	8.79%	0.26
Common equity Tier 1 ratio(7)	11.03%	11.06%	10.88%	10.71%	10.75%	0.28
Tangible common equity(8)	8.29%	8.37%	8.18%	8.02%	7.88%	0.41
Asset Quality Ratios:
Nonperforming assets/total assets	0.26%	0.32%	0.27%	0.27%	0.26%	—
Classified assets/Tier 1 capital plus allowance for credit losses	3.25%	4.28%	3.97%	4.35%	4.31%	(1.06)
Accruing loans 30 days or more past due/loans(4)	0.20%	0.14%	0.18%	0.14%	0.27%	(0.07)
Net charge-offs (recoveries)/average loans(4) (YTD annualized)	0.01%	0.00%	0.00%	0.00%	0.00%	0.01
Allowance for credit losses/loans(4)	1.10%	1.10%	1.10%	1.10%	1.10%	—
Allowance for credit losses/nonaccrual loans	378.22%	305.65%	364.50%	362.35%	378.09%	0.13

income statements – Unaudited

	Quarter Ended					Mar 31 2026 -
	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31	Mar 31 2025
(in thousands, except per share data)	2026	2025	2025	2025	2025	Change
Interest income
Loans	$51,257	51,069	50,999	48,992	47,085	8.9%
Investment securities	1,399	1,268	1,342	1,357	1,403	(0.3%)
Federal funds sold	1,955	2,193	2,645	1,969	1,159	68.7%
Total interest income	54,611	54,530	54,986	52,318	49,647	10.0%
Interest expense
Deposits	21,697	23,052	24,703	24,300	23,569	(7.9%)
Borrowings	2,655	2,734	2,754	2,723	2,695	(1.5%)
Total interest expense	24,352	25,786	27,457	27,023	26,264	(7.3%)
Net interest income	30,259	28,744	27,529	25,295	23,383	29.4%
Provision for credit losses	1,300	650	850	700	750	73.3%
Net interest income after provision for credit losses	28,959	28,094	26,679	24,595	22,633	27.9%
Noninterest income
Mortgage banking income	1,493	1,689	1,600	1,569	1,424	4.8%
Service fees on deposit accounts	756	634	625	567	539	40.3%
ATM and debit card income	588	638	601	586	552	6.5%
Income from bank owned life insurance	446	450	439	413	403	10.7%
Loss on sale of securities	-	(515)	-	-	-	0.0%
Other income	257	194	335	199	196	31.1%
Total noninterest income	3,540	3,090	3,600	3,334	3,114	13.7%
Noninterest expense
Compensation and benefits	11,980	10,529	11,299	11,674	11,304	6.0%
Occupancy	2,490	2,465	2,447	2,523	2,548	(2.3%)
Outside service and data processing costs	2,267	2,144	2,158	2,189	2,037	11.3%
Insurance	892	994	961	910	1,010	(11.7%)
Professional fees	675	732	605	609	509	32.6%
Marketing	399	346	412	397	374	6.7%
Other	1,312	1,206	1,064	1,034	1,054	24.5%
Total noninterest expenses	20,015	18,416	18,946	19,336	18,836	6.3%
Income before provision for income taxes	12,484	12,768	11,333	8,593	6,911	80.6%
Income tax expense	2,597	2,911	2,671	2,012	1,645	57.9%
Net income available to common shareholders	$9,887	9,857	8,662	6,581	5,266	87.7%

Earnings per common share – Basic	$1.21	1.22	1.07	0.81	0.65	86.2%
Earnings per common share – Diluted	1.19	1.20	1.06	0.81	0.65	83.1%
Basic weighted average common shares	8,163	8,106	8,091	8,090	8,078	1.1%
Diluted weighted average common shares	8,293	8,229	8,176	8,124	8,111	2.2%

[Footnotes to table located on page 6]

Net interest income and margin - Unaudited

				For the Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(2)	Average Balance	Income/ Expense	Yield/ Rate(2)	Average Balance	Income/ Expense	Yield/ Rate(2)

Interest-earning assets
Federal funds sold and interest-bearing deposits	$ 211,039	$ 1,956	3.76%	$ 218,291	$ 2,193	3.99%	$ 107,821	$ 1,159	4.36%
Investment securities, taxable	141,309	1,368	3.93%	138,616	1,229	3.52%	143,609	1,361	3.84%
Investment securities, nontaxable(1)	6,332	40	2.58%	7,641	51	2.63%	7,914	55	2.80%
Loans(9)	3,899,002	51,257	5.33%	3,830,741	51,069	5.29%	3,673,912	47,085	5.20%
Total interest-earning assets	4,257,682	54,621	5.20%	4,195,289	54,542	5.16%	3,933,256	49,660	5.12%
Noninterest-earning assets	156,466			151,515			157,053
Total assets	$4,414,148			$4,346,804			$4,090,309
Interest-bearing liabilities
NOW accounts	$ 421,527	1,102	1.06%	$ 360,509	834	0.92%	$ 306,707	597	0.79%
Savings & money market	1,649,248	11,819	2.91%	1,614,469	12,530	3.08%	1,520,632	12,750	3.40%
Time deposits	895,101	8,776	3.98%	937,557	9,688	4.10%	930,282	10,222	4.46%
Total interest-bearing deposits	2,965,876	21,697	2.97%	2,912,535	23,052	3.14%	2,757,621	23,569	3.47%
FHLB advances and other borrowings	240,000	2,245	3.79%	240,000	2,295	3.79%	240,000	2,244	3.79%
Subordinated debentures	24,903	411	6.69%	24,903	439	6.99%	24,903	451	7.34%
Total interest-bearing liabilities	3,230,779	24,353	3.06%	3,177,438	25,786	3.22%	3,022,524	26,264	3.52%
Noninterest-bearing liabilities	807,686			806,235			732,761
Shareholders’ equity	375,683			363,131			335,024
Total liabilities and shareholders’ equity	$4,414,148			$4,346,804			$4,090,309
Net interest spread			2.15%			1.94%			1.60%
Net interest income (tax equivalent) / margin		$30,268	2.88%		$28,756	2.72%		$23,396	2.41%
Less: tax-equivalent adjustment(1)		9			12			13
Net interest income		$30,259			$28,744			$23,383

[Footnotes to table located on page 6]

Balance sheets - Unaudited

	Ending Balance					Mar 31 2026 -
	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31	Mar 31 2025
(in thousands, except per share data)	2026	2025	2025	2025	2025	Change
Assets
Cash and cash equivalents:
Cash and due from banks	$32,723	27,821	24,600	25,184	24,904	31.4%
Federal funds sold	228,235	183,473	178,534	180,834	263,612	(13.4%)
Interest-bearing deposits with banks	81,818	58,289	79,769	65,014	16,541	394.6%
Total cash and cash equivalents	342,776	269,583	282,903	271,032	305,057	12.4%
Investment securities:
Investment securities available for sale	124,224	127,730	131,040	128,867	131,290	(5.4%)
Other investments	20,377	20,063	20,066	19,906	19,927	2.3%
Total investment securities	144,601	147,793	151,106	148,773	151,217	(4.4%)
Mortgage loans held for sale	13,723	11,569	6,906	10,739	11,524	19.1%
Loans (5)	3,942,219	3,845,124	3,789,021	3,746,841	3,683,919	7.0%
Less allowance for credit losses	(43,378)	(42,280)	(41,799)	(41,285)	(40,687)	6.6%
Loans, net	3,898,841	3,802,844	3,747,222	3,705,556	3,643,232	7.0%
Bank owned life insurance	56,221	55,775	55,324	54,886	54,473	3.2%
Property and equipment, net	88,580	83,465	84,586	85,921	87,369	1.4%
Deferred income taxes	13,812	13,702	12,657	12,971	13,080	5.6%
Other assets	19,848	18,763	17,885	18,189	18,359	8.1%
Total assets	$4,578,402	4,403,494	4,358,589	4,308,067	4,284,311	6.9%
Liabilities
Deposits	$3,873,455	3,716,803	3,676,417	3,636,329	3,620,886	7.0%
FHLB Advances	240,000	240,000	240,000	240,000	240,000	0.0%
Subordinated debentures	24,903	24,903	24,903	24,903	24,903	0.0%
Other liabilities	60,631	53,131	60,921	61,373	60,924	(0.5%)
Total liabilities	4,198,989	4,034,837	4,002,241	3,962,605	3,946,713	6.4%
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-	0.0%
Common Stock - $.01 par value; 10,000,000 shares authorized	82	82	82	82	82	0.0%
Nonvested restricted stock	(1,302)	(1,338)	(1,929)	(2,774)	(3,372)	(61.4%)
Additional paid-in capital	127,168	125,924	125,035	124,839	124,561	2.1%
Accumulated other comprehensive loss	(7,865)	(7,454)	(8,426)	(9,609)	(10,016)	(21.5%)
Retained earnings	261,330	251,443	241,586	232,924	226,343	15.5%
Total shareholders’ equity	379,413	368,657	356,348	345,462	337,598	12.4%
Total liabilities and shareholders’ equity	$4,578,402	4,403,494	4,358,589	4,308,067	4,284,311	6.9%

Common Stock
Book value per common share	$46.00	44.89	43.51	42.23	41.33	11.3%
Stock price:
High	61.08	55.50	45.54	38.51	38.50	58.6%
Low	51.26	41.15	38.74	30.61	31.88	60.8%
Period end	54.50	51.52	44.12	38.03	32.92	65.6%
Common shares outstanding	8,248	8,213	8,189	8,181	8,169	1.0%

[Footnotes to table located on page 6]

Asset quality measures - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2026	2025	2025	2025	2025
Nonperforming Assets
Commercial
Owner occupied RE	$2,317	259	262	-	-
Non-owner occupied RE	1,712	6,917	6,911	6,941	6,950
Commercial business	909	189	195	717	1,087
Consumer
Real estate	5,786	5,763	3,394	3,028	2,414
Home equity	745	705	705	708	310
Total nonaccrual loans	11,469	13,833	11,467	11,394	10,761
Other real estate owned	475	275	275	275	275
Total nonperforming assets	$11,944	14,108	11,742	11,669	11,036
Nonperforming assets as a percentage of:
Total assets	0.26%	0.32%	0.27%	0.27%	0.26%
Total loans	0.30%	0.37%	0.31%	0.31%	0.30%
Classified assets/Tier 1 capital plus allowance for credit losses	3.14%	4.22%	3.90%	4.28%	4.24%
Accruing loans 30 days or more past due/loans(4)	0.20%	0.14%	0.18%	0.14%	0.27%
	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2026	2025	2025	2025	2025
Allowance for Credit Losses
Balance, beginning of period	$42,280	41,799	41,285	40,687	39,914
Loans charged-off	(78)	(150)	(55)	(68)	(78)
Recoveries of loans previously charged-off	26	81	69	16	101
Net loans (charged-off) recovered	(52)	(69)	14	(52)	23
Provision for credit losses	1,150	550	500	650	750
Balance, end of period	$43,378	42,280	41,799	41,285	40,687
Allowance for credit losses to gross loans	1.10%	1.10%	1.10%	1.10%	1.10%
Allowance for credit losses to nonaccrual loans	378.22%	305.65%	364.50%	362.35%	378.09%
Net charge-offs (recoveries) to average loans QTD (annualized)	0.01%	0.01%	0.00%	0.01%	0.00%

[Footnotes to table located on page 6]

LOAN COMPOSITION - Unaudited

	Quarter Ended					Qtr	Yr
	March 31	December 31	September 30	June 30	March 31	Over Qtr	Over Yr
(dollars in thousands)	2026	2025	2025	2025	2025	$ Change	$ Change
Commercial
Owner occupied RE	$759,602	736,979	705,383	686,424	673,865	22,623	85,737
Non-owner occupied RE	950,696	956,812	943,304	939,163	926,246	(6,116)	24,450
Construction	69,463	63,666	71,928	68,421	90,021	5,797	(20,558)
Business	677,742	619,667	604,411	589,661	561,337	58,075	116,405
Total commercial loans	2,457,503	2,377,124	2,325,026	2,283,669	2,251,469	80,379	206,034
Consumer
Real estate	1,148,129	1,153,285	1,159,693	1,164,187	1,147,357	(5,156)	772
Home equity	262,530	248,685	239,996	234,608	223,061	13,845	39,469
Construction	33,879	24,997	25,842	25,210	23,540	8,882	10,339
Other	40,178	41,033	38,464	39,167	38,492	(855)	1,686
Total consumer loans	1,484,716	1,468,000	1,463,995	1,463,172	1,432,450	16,716	52,266
Total gross loans, net of deferred fees	3,942,219	3,845,124	3,789,021	3,746,841	3,683,919	97,095	258,300
Less—allowance for credit losses	(43,378)	(42,280)	(41,799)	(41,285)	(40,687)	(1,098)	(2,691)
Total loans, net	$3,898,841	3,802,844	3,747,222	3,705,556	3,643,232	95,997	255,609

Yield on average loans	5.33%	5.29%	5.35%	5.28%	5.20%	n/a	n/a

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended					Qtr	Yr
	March 31	December 31	September 30	June 30	March 31	Over Qtr	Over Yr
(dollars in thousands)	2026	2025	2025	2025	2025	$ Change	$ Change
Non-interest bearing	$799,692	732,287	736,518	761,492	671,609	67,405	128,083
Interest bearing:
NOW accounts	495,657	423,270	343,615	341,903	371,052	72,387	124,605
Money market accounts	1,652,125	1,573,039	1,572,738	1,537,400	1,563,181	79,086	88,944
Savings	30,332	29,470	29,381	32,334	32,945	862	(2,613)
Time deposits, less than $250,000	170,496	180,783	202,353	194,064	181,407	(10,287)	(10,911)
Time deposits, $250,000 and over(10)	725,153	777,954	791,812	769,136	800,692	(52,801)	(75,539)
Total deposits	$3,873,455	3,716,803	3,676,417	3,636,329	3,620,886	156,652	252,569

Total retail deposits	3,371,721	3,163,914	3,108,411	3,075,631	3,020,392	207,807	351,329
Total wholesale deposits	501,734	552,889	568,006	560,697	600,494	(51,155)	(98,760)
Cost of average deposits	2.37%	2.50%	2.69%	2.75%	2.78%	n/a	n/a
Cost of average retail deposits	2.06%	2.18%	2.36%	2.42%	2.43%	n/a	n/a
Loans to deposits	101.78%	103.45%	103.06%	103.04%	101.74%	n/a	n/a

Footnotes to tables:
(1)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(2)	Annualized for the respective three-month period.
(3)	Noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Excludes mortgage loans held for sale.
(5)	Excludes out of market (wholesale) deposits totaling $501.7 million.
(6)	March 31, 2026 ratios are preliminary.
(7)	The common equity Tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.

(8)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(9)	Includes mortgage loans held for sale.
(10)	Includes out of market deposits

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The company’s wholly owned subsidiary, Southern First Bank, is the second largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Charlotte, Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $4.6 billion and its common stock is traded on The NASDAQ Global Market under the symbol “SFST.”  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “preliminary”, “intend,” “plan,” “target,” “continue,” “lasting,” and “project,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company conducts operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan and deposit growth as well as pricing of each product, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, changes affecting oversight of the financial services industry or consumer protection; (5) the impact of changes to Congress and the office of the President on the regulatory landscape and capital markets; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (7) changes in interest rates, which may continue to affect the company’s net income, interest expense, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the company’s assets, including its investment securities; (8) trade wars, government shutdowns, or a potential recession which may cause adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; (9) any increase in FDIC assessments which have increased and may continue to increase our cost of doing business; and (10) changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf are expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

MEDIA CONTACT:

ART SEAVER 864-679-9010

FINANCIAL CONTACT:

CHRIS ZYCH 864-679-9070

WEB SITE: www.southernfirst.com

SOURCE: Southern First Bancshares, Inc.